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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of H.J. Heinz Company, which is incorporated by reference in H.J. Heinz Company's Annual Report on Form 10-K for the year ended April 28, 1999. We also consent to the incorporation by reference of our report dated June 14, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
September 20, 1999